UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Braemar Hotels & Resorts Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Shareholder, Thank you for your investment. We remain fully committed to maximizing value for you and are excited about the Company’s significant growth opportunities as we continue to invest in premium-branded and high-quality independent luxury hotels and resorts. This year your vote at Braemar’s 2024 Annual Meeting – scheduled for May 15, 2024 – will be critically important. • You may have received proxy materials – including a white proxy card – from activist investor Blackwells Capital LLC (“Blackwells”), which owns less than 1% of Braemar’s voting stock outstanding, yet is attempting to acquire effective control of your Company by electing its four nominees to the eight-person Board. • Your Board has unanimously determined that Blackwells’ proxy campaign is invalid and recommends that you discard any white proxy card you receive from Blackwells. • Most notably, Blackwells failed to disclose its true objectives – which Braemar believes include an underhanded attempt to effectuate a takeover of the Company at a price significantly below its intrinsic value. This lack of required transparency was in addition to numerous false statements and material omissions in violation of SEC rules and the Company’s Bylaws. • As of now, Braemar will not be facing a contested director election at the 2024 Annual Meeting. The Company has filed a lawsuit against Blackwells in order to protect your investment and prevent Blackwells from proceeding with its illegal proxy solicitation to seize control of the Braemar Board. This means a vote for any of Blackwells’ purported nominees on the white proxy card will not be counted. • The Braemar Board strongly recommends that you disregard the white proxy card sent to you by Blackwells and to wait for the Company’s proxy materials, including the GOLD proxy card, which will be sent to you in the near term. • Protect your investment and do NOT vote any proxy card sent to you by Blackwells. April 11, 2024 1

Braemar has been successfully executing its strategy • Braemar’s iconic portfolio of resorts and urban hotels delivered the highest revenue per available room (“RevPAR”) in the publicly traded lodging REIT industry during fiscal year 2023, generating RevPAR of approximately $307, compared to the full-service lodging REIT peer average of approximately $196. 1 Since its founding in 2014 through fiscal year 2023, 2 Braemar also delivered RevPAR growth of approximately 79%, outperforming the full-service lodging REIT peer average growth of approximately 28%. 3 • The Company continues to strengthen its balance sheet and has recently announced the successful refinancing or extension of nearly all of its 2024 debt maturities totaling approximately $300 million, including the recent refinancing of the Capital Hilton in Washington, D.C., and loan extensions for properties like Pier House Resort & Spa, Ritz-Carlton St. Thomas, Ritz-Carlton Lake Tahoe and Hilton La Jolla Torrey Pines. • Braemar’s portfolio delivered robust results in fiscal year 2023, delivering a hotel EBITDA per key of approximately $49,200 ahead of the peer average of approximately $35,700. 1 The Company’s resort properties continue to outpace 2019 results and its urban properties continue to recover. • The Company has a successful track record of growing its asset base by executing a disciplined, value-accretive capital allocation approach. Since 2013, Braemar has acquired 11 hotels that have delivered an attractive average yield on cost of 8.5% on a trailing 12-month basis as of December 31, 2023. The recent acquisitions of the Ritz-Carlton Reserve Dorado Beach and the Four Seasons Resort Scottsdale at Troon North continue to surpass expectations, which reported strong RevPAR growth of 9% and 5%, respectively, during the fourth quarter of 2023. The Board has the experience and expertise to continue leading Braemar and grow your investment • The Board is actively engaged in overseeing management’s execution of the Company’s strategy. 2 1 Peer average includes HST, RHP, PEB, SHO, XHR, DRH and PK. 2 2014 was the first full year following the Company’s spin-off from Ashford Hospitality Trust, Inc. 3 Peer average includes HST, RHP, PEB, SHO and DRH.

• The Board is comprised of eight highly qualified individuals – Monty J. Bennett, Stefani D. Carter, Candace Evans, Kenneth H. Fearn, Jr., Rebeca Odino-Johnson, Matthew D. Rinaldi, Richard J. Stockton and Abteen Vaziri – six of whom are independent. • Our directors have the right mix of experience and skillsets that are critical to Braemar’s business and future success, including relevant REIT and lodging industry, real estate investment, management, finance, legal and governance expertise. • The Board regularly evaluates its composition to ensure it reflects the appropriate skills and experience necessary to drive growth and maximize value for all Braemar shareholders. Soon you will be receiving the Company’s proxy materials and GOLD proxy card. Your Board strongly recommends that you protect your investment and NOT vote any white proxy card sent to you by Blackwells and wait for the Company’s proxy materials so that you can make a fully informed decision. Thank you for your continued support of Braemar. Sincerely, The Braemar Board of Directors 3 430 Park Avenue, 14th Floor, New York, NY 10022 Stockholders Call Toll Free: (800) 662-5200 or (203) 658-9400 Email: BHR@info.morrowsodali.com If shareholders have any questions or require assistance, please contact Morrow Sodali, our proxy solicitation firm, at:

Forward-Looking Statements Certain statements and assumptions in this letter contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this letter include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to prevail in the complaint filed against Blackwells Capital, LLC; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to pay dividends; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission. The forward-looking statements included in this letter are only made as of the date of this letter. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law. Additional Information and Where to Find it The Company has filed a Preliminary Proxy Statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on April 2, 2024 (the “Preliminary Proxy Statement”) and intends to file a definitive proxy statement and other relevant materials with respect to the Company’s solicitation of proxies for the annual meeting of stockholders expected to be held on May 15, 2024 (the “Annual Meeting”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. The Preliminary Proxy Statement (and the definitive proxy statement and other relevant materials when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s website, http://www.bhrreit.com, under the “Investor” link, or by requesting them in writing or by telephone from us at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attn: Investor Relations or (972) 490-9600. Participants The Company and its directors and executive officers will be participants in the solicitation of proxies with respect to a solicitation by the Company. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the Preliminary Proxy Statement. Investors and security holders may obtain additional information regarding direct and indirect interests of the Company and its executive officers and directors in the matters to be voted upon at the Annual Meeting by reading the Preliminary Proxy Statement. These documents are or will be available free of charge at the SEC’s website at www.sec.gov. 4